EXHIBIT 5


                              COMBINED AMENDMENT TO
                       STOCK AND ASSET PURCHASE AGREEMENTS


           COMBINED AMENDMENT TO STOCK AND ASSET PURCHASE AGREEMENTS (this "Amendment"), dated June 29, 1998, by and among News America Incorporated, a corporation organized under the laws of the State of Delaware ("Buyer"), News PLD LLC, a limited liability company organized under the laws of the State of Delaware ("News PLD LLC"), all of the membership interests in which are owned directly or indirectly by Buyer, Cable and Wireless plc, a company registered under the laws of England under the number 238525 ("C&W") and PLD Telekom Inc., a Delaware corporation ("PLD"). All capitalized terms used herein and not otherwise defined shall have the respective meanings given to such terms in the Stock Purchase Agreement (as defined below).

                            W I T N E S S E T H:

           WHEREAS, Buyer and C&W have entered into that certain Stock Purchase Agreement, dated as of April 19, 1998 (the "Stock Purchase Agreement"); and

           WHEREAS, Buyer has assigned its rights under the Stock Purchase Agreement to its directly and indirectly wholly owned subsidiary News PLD LLC; and

           WHEREAS, pursuant to Section 7.1 (b) of the Stock Purchase Agreement, the Stock Purchase Agreement may be terminated by Buyer, on the other hand, or C&W, on the other hand, if the transactions contemplated thereby should not have been consummated on or before June 30, 1998; and

           WHEREAS, the parties hereto have agreed to amend the Stock Purchase Agreement to extend such termination date to August 7, 1998; and

           WHEREAS, C&W and PLD have entered into that certain Stock Purchase Agreement, dated as of April 19, 1998 (the "C&W/PLD Stock Purchase Agreement"), and Buyer and PLD have entered into that certain Asset Exchange Agreement, dated as of April 19, 1998 (the "Asset Exchange Agreement"), which agreements are intended to be consummated substantially simultaneously with the consummation of the transactions contemplated by the Stock Purchase Agreement, and for convenience the parties hereto and thereto have agreed to combine into this single instrument their agreements to extend the termination date under all such agreements to August 7, 1998;

           NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties, intending to be legally bound, hereby agree as follows:

      Section 1. Amendment and Modification of the Stock Purchase Agreement, C&W/PLD Stock Purchase Agreement and Asset Exchange Agreement.

           (a) In Section 7.1(b) of the Stock Purchase Agreement the date "June 30, 1998" referred to therein is hereby deleted and the date "August 7, 1998" is inserted in lieu thereof.

           (b) In recognition of the assignment to News PLD LLC by Buyer of its rights under the Stock Purchase Agreement in accordance with Section
 9.4 thereof, News PLD LLC is hereby added as a party to the Stock Purchase Agreement, and it shall be constituted with all such rights with respect thereto as would have been appurtenant had it been an original signatory thereto, provided always that such assignment satisfies the requirements of the proviso to Section 9.4(a) of the Stock Purchase Agreement and the requirements relating to the ownership of News PLD LLC as the Buyer's designee under that Section 9.4(a) and does not in any way extend the rights of the designee as contemplated thereby.

           (c) In Section 7.1(b) of the C&W/PLD Stock Purchase Agreement the date "June 30, 1998" referred to therein is hereby deleted and the date "August 7, 1998" is inserted in lieu thereof.

           (d) In Section 8.1(b) of the Asset Exchange Agreement the date "June 30, 1998" referred to therein is hereby deleted and the date "August 7, 1998" is inserted in lieu thereof.

      Section 2.     No Other Amendments

           (a) Except as expressly modified by this Amendment, the terms and conditions of the Stock Purchase Agreement, C&W/PLD Stock Purchase Agreement and Asset Exchange Agreement shall remain in full force and effect.



           IN WITNESS WHEREOF, Buyer, News PLD LLC, C&W and PLD have caused this Amendment to be signed by their respective duly authorized officers as of the date first above written.

                             NEWS AMERICA INCORPORATED


                             By: /s/ LAWRENCE JACOBS
                                --------------------------
                             Name:   LAWRENCE JACOBS
                             Title:  SENIOR VICE PRESIDENT AND
                                       DEPUTY GENERAL COUNSEL


                             NEWS  PLD LLC


                             By: /s/ JANET L. NOVA
                                --------------------------
                             Name:   JANET L. NOVA
                             Title:  PRESIDENT AND
                                       SECRETARY


                             CABLE AND WIRELESS PLC


                             By: /s/ PETA WILSON
                                --------------------------
                             Name:   PETA WILSON
                             Title:  SENIOR AND REGIONAL LEGAL
                                       ADVISOR


                             PLD TELEKOM INC.


                             By: /s/ E. CLIVE ANDERSON
                                --------------------------
                             Name:   E. CLIVE ANDERSON
                             Title:  SENIOR VICE PRESIDENT,
                                       SECRETARY AND
                                       GENERAL COUNSEL